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                                                                   EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the inclusion and incorporation by reference in this registration statement on Form S-2 of our reports dated September 22, 1994, on our audits of the consolidated financial statements and financial statement schedules of Gelman Sciences, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."





Detroit, Michigan
February 23, 1995